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                                                                    EXHIBIT 5.01

[LETTER HEAD OF KAYE, SCHOLER, FIERMAN, HAYS AND HANDLER,LLP APPEARS HERE]


                                June 22, 1999


G+G Retail, Inc.
520 Eighth Avenue
New York, New York  10018

Ladies and Gentlemen:

          We have acted as special counsel to G+G Retail, Inc. (the "Issuer") in connection with its offer to exchange $1,000 principal amount of 11% Senior Notes due 2006, Series B, of the Issuer (the "Exchange Notes"), for each $1,000 principal amount of outstanding unregistered 11% Senior Notes due 2006, Series A, of the Issuer (the "Private Notes"), which Exchange Notes are the subject of the Registration Statement on Form S-4, to which this opinion is an Exhibit, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on the date hereof and as may be amended and supplemented (the "Registration Statement").

          In connection herewith, we have examined the Registration Statement as filed on the date hereof, the Indenture, dated as of May 17, 1999, among the Issuer and U.S. Bank Trust National Association, as trustee (the "Indenture"), and the Private Notes, together with such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Indenture and the Exchange Notes are collectively referred to herein as the "Documents." In rendering the opinions expressed below, we have assumed the genuineness of all signatures, other than those of officers of the Company, the authenticity of all documents submitted to us as originals, the conformity with the original of all documents submitted to us as reproduced copies and the authenticity of all such latter documents.

          On the basis of the foregoing examination, we advise you that, upon the (i) Exchange Notes being duly executed as provided in the Indenture and delivered in exchange for the Private Notes, as described in the Registration Statement, and assuming due authentication thereof by the trustee in accordance with the terms of the Indenture, (ii) Registration Statement becoming effective under the Act, and (iii) qualification of the Indenture under the Trust
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G+G Retail,Inc.                                                   June 22, 1999

Indenture Act of 1939, as amended, in our opinion the Exchange Notes will have been duly authorized and will constitute valid and binding obligations of the Issuer, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

          The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

          The foregoing opinions are subject to the qualification that the enforceability of certain rights, remedies and waivers provided in the Documents may be unavailable or limited by certain laws and judicial decisions. In respect of such qualification, however, we are of the opinion that such laws and judicial decisions do not, subject to the other exceptions and limitations contained in this letter, make the remedies generally afforded by the Documents inadequate to permit enforcement of the rights and obligations arising thereunder.

          We consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.

                            Very truly yours,


                            /s/ Kaye, Scholer, Fierman, Hays & Handler, LLP

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